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            EXHIBIT 3(c) - AMENDMENT TO THE BY-LAWS OF BEMIS COMPANY, INC


                   AMENDMENT TO THE BY-LAWS OF BEMIS COMPANY, INC.

               By action of the Board of Directors on October 29, 1998.

RESOLVED, that the By-Laws of Bemis Company, Inc. are hereby amended by adding the new paragraphs 11 and 12 to Article I of the By-Laws, to read in their entirety as follows:

11. ADVANCE NOTICE OF NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this paragraph 11 shall be eligible for election as directors at stockholder meetings. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph 11.

(a) TIMING OF NOTICE. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice of nominations to be made at an annual meeting of stockholders must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of stockholders of the Company is called in accordance with paragraph 3 of this Article I for the purpose of electing one or more directors to the Board of Directors, for a stockholder's notice to be timely it must be delivered to, or mailed and received at, the principal executive office of the Company not less than 90 days before such special meeting or, if later, within 10 days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as described above.

(b) CONTENT OF NOTICE. A stockholder's notice of nomination for an annual or special meeting of stockholders shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) such person's name, and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (y) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder, and (ii) the class and number of shares of the Company that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by

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the Board of Directors for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder's notice of nomination that pertains to a nominee.

(c) CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this paragraph 11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this paragraph 11 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

(d) PUBLIC ANNOUNCEMENT. For purposes of this paragraph 11 and paragraph 12 of this Article I, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to paragraph 4 of this Article I.

12. ADVANCE NOTICE OF OTHER BUSINESS. At any annual or special meeting of stockholders, only such business (other than the nomination and election of directors) may be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this paragraph 12.

(a) TIMING OF NOTICE. For such business to be properly brought before any annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice of any such business to be conducted at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of stockholders of the Company is called in accordance with paragraph 3 of this Article I for any purpose other than electing directors to the Board of Directors, for a stockholder's notice to be timely it must be delivered to, or mailed and received at, the principal executive office of the Company not less than 90 days before such special meeting or, if later, within 10 days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as required above.

(b) CONTENT OF NOTICE. A stockholder's notice to the Company shall set forth as to each

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matter the stockholder proposes to bring before the annual or special meeting
(w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (y) the class and number of shares of the Company that are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business.

(c) CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this paragraph 12 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting pursuant to paragraph 4 of this Article I. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph 12 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.


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